                                                                     EXHIBIT 4.2

                    Everest Healthcare Services Corporation

                             9-3/4%  $100,000,000

                      Senior Subordinated Notes due 2008

                              PURCHASE AGREEMENT
                              ------------------

                                                                  April 30, 1998

BT Alex. Brown Incorporated
Bankers Trust Plaza
130 Liberty Street
New York, New York 10006

Ladies and Gentlemen:

          Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), and its subsidiaries which have signed this Agreement (the
--------
"Subsidiary Guarantors," and together with the Company, the "Issuers"), hereby
----------------------                                       -------
confirm their agreement with you (the "Initial Purchaser"), as set forth below.
                                       -----------------

          1.   The Securities.  Subject to the terms and conditions herein
               --------------
contained, the Company proposes to issue and sell to the Initial Purchaser $100,000,000 aggregate principal amount of its []% Senior Subordinated Notes, Series A due 2008 (the "Notes"). The Notes are to be issued under an indenture
                        -----
(the "Indenture") to be dated as of May 5, 1998 by and between the Company, the
      ---------
Subsidiary Guarantors and American National Bank and Trust Company of Chicago, as Trustee (the "Trustee"). The Notes will be guaranteed on a senior
                 -------
subordinated basis by the Subsidiary Guarantors, pursuant to their guarantee (the "Guarantees"). The Notes and the Guarantees are hereinafter collectively
      ----------
referred to as the "Securities."  Capitalized terms used but not defined herein
                    ----------
shall have the meanings given to such terms in the Indenture. The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions
                                         ---
therefrom.

          In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum dated April 20, 1998 (the "Preliminary
                                                           -----------
Memorandum") and a final offering memorandum dated the date hereof (the "Final
----------                                                               -----
Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein
----------
being referred to as a "Memorandum"), each setting forth or including
                        ----------
descriptions of the terms of the Notes, the terms of the Offering

(as defined below), the transactions contemplated thereby and hereby (the "Transactions"), the Issuers and any material developments relating to the
 ------------
Issuers and their Subsidiaries as such term is defined in Section 1-02(x) of Regulation S-X promulgated under the Act (a "Subsidiary") occurring after the
                                             ----------
date of the most recent historical financial statements included therein.


          The Issuers understand that the Initial Purchaser proposes to make an offering of the Notes (the "Offering") only on the terms and in the manner set
                            --------
forth in the Final Memorandum and Section 8 hereof as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers" or
                                       ------------------------------
"QIBs") as defined in Rule 144A under the Act, as such rule may be amended from
 ----
time to time ("Rule 144A"), in transactions under Rule 144A; to a limited number
               ---------
of other institutional "accredited investors" ("Accredited Investors") as
                                                --------------------
defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Act in private sales exempt from registration under the Act; and outside the United States to certain persons in reliance on Regulation S under the Act.

          The Initial Purchaser and any direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights
                                             ---------       -------------------
Agreement"), to be dated the Closing Date (as defined in Section 3 below),
---------
pursuant to which the Issuers will agree, among other things, to file a registration statement (the "Registration Statement") with the Securities and
                             ----------------------
Exchange Commission (the "Commission") registering the Notes or the Exchange
                          ----------
Notes (as defined in the Registration Rights Agreement) under the Act.

          2.   Representations and Warranties of the Issuers.  Each of the
               ---------------------------------------------
Issuers, jointly and severally, represents and warrants to, and agrees with, the Initial Purchaser that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the

Final Memorandum or any amendment or supplement thereto. Each of the Preliminary Memorandum and the Final Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (b) As of the Closing Date and after giving effect to the Transactions, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; as of the date hereof and upon consummation of the Transactions, only wholly-owned Subsidiaries of the Company will be the Subsidiary Guarantors; except as set forth in the Final Memorandum and except for rights of first refusal and other approval rights in the non-wholly-owned Subsidiaries, all of the outstanding shares of capital stock of the Company and its Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of the Company and its Subsidiaries held by the Company or its Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting. Except as set forth in the Final Memorandum and except for certain put arrangements which directly or indirectly inure to the benefit of minority interest holders in The Extracorporeal Alliance, L.L.C., Saint Margaret Mercy Dialysis Centers, L.L.C., Tri-State Perfusion, L.L.C. and Perfusion Resource Association, L.L.C., there are no outstanding (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or its Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding capital stock of its Subsidiaries purported to be owned by it in the Memorandum. Except for its Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than those purported to be owned by it in the Memorandum.

          (c) Each of the Issuers is duly incorporated (or in the case of a limited partnership or limited liability company, duly organized), validly existing and in good standing under the laws of its respective jurisdiction of incorporation (or formation) and has all requisite corporate (or partnership or limited liability company) power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Issuers is duly qualified to do business as a foreign corporation (or foreign limited partnership or limited liability company) in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").
                                                   -----------------------

          (d) Each of the Issuers has all requisite corporate (or partnership or limited liability company) power and authority to execute, deliver and perform each of its obligations under the Notes , the Exchange Notes and the Private Exchange Notes (each as defined in the Registration Rights Agreement) and the Guarantees thereof. The Securities, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes, the Private Exchange Notes and the Guarantees thereof have each been duly and validly authorized by the Issuers and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture, and enforceable against the Issuers, in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law).

          (e) Each of the Issuers has all requisite corporate (or partnership or limited liability company) power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Issuers
      ---
and, when executed and delivered by the Issuers, and assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law).

          (f) Each of the Issuers has all requisite corporate (or partnership or limited liability company) power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, assuming the due authorization, execution and delivery by the Initial Purchaser, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (g) Each of the Issuers has all requisite corporate (or partnership or limited liability company) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers of the Transactions have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by the Issuers and constitutes a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law) and any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Securities to the Initial Purchaser or the consummation by the Issuers of the Transactions, except such as (i) have been obtained, (ii) may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser or
(iii) as may be required from the Commission or under state securities or "Blue Sky" laws in connection with the transactions contemplated by the Registration Rights Agreement. None of the Issuers is (i) in violation of its certificate or articles of incorporation or bylaws (or limited partnership agreement or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except
                                                           ---------
for any such breach, default, violation or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i) The execution, delivery and performance by the Issuers of this Agreement, the Indenture and the Registration Rights Agreement, and the consummation by the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate or articles of incorporation or bylaws (or limited partnership agreement or similar organizational documents) of any of the Issuers, or (iii) (assuming compliance with the registration requirements of the Act with respect to the transactions contemplated by the Registration Rights Agreement and all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to any of the Issuers or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (j) The audited consolidated financial statements of the Company included in the Final Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young, LLP (the "Independent Accountants") is
                                                   ------------------------
an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (k) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum
(i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the
              ------------
Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the basis described therein. The assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (l) There is not pending any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party, or to which the property or assets of the Company or any of its Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum and, to the knowledge of the Issuers, no such proceedings are threatened.

          (m) The Issuers and their Subsidiaries possess and have performed their respective obligations with respect to all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits or
                   -------
perform such obligations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or results in any other material impairment of the rights of the holder of any such Permit and none of the Issuers or any of their Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except in each case as described in the Final Memorandum and except in each case where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (n) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Issuers or their Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Issuers and their Subsidiaries, taken as a whole; (ii) there shall not have been any material change in the capital stock or long-term indebtedness of the Issuers or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Issuer's or the Subsidiary Guarantor's capital stock other than those payable to the Issuer or Subsidiary Guarantor; and (iii) there has not been any event or series of events that would reasonably be expected to have a Material Adverse Effect.

          (o) Each of the Issuers and their Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which any of the Issuers or their Subsidiaries is contesting in good faith and for which any of the Issuers or their Subsidiaries has provided adequate reserves, there is no tax deficiency that has been asserted against any of the Issuers or their Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (p) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuers, after due inquiry, believe to be reliable and accurate.

          (q) None of the Issuers, their Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the

Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (r) Each of the Issuers and their Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to all leasehold estates in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, Contracts and agreements to which each of the Issuers and their Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Issuers or their Subsidiaries, as the case may be, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuers and their Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how material to the conduct of the businesses operated by them as described in the Final Memorandum, and none of the Issuers or any of their Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

          (s) There are no legal or governmental proceedings involving or affecting any of the Issuers, their Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material Contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (t) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each of the Issuers and their Subsidiaries is in compliance with and not subject to any order or decree under applicable Environmental Laws (as defined below), (B) each of the Issuers and their Subsidiaries has made all filings and provided all notices required under any applicable

Environmental Law, and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuers, threatened against any of the Issuers or their Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any of the Issuers or their Subsidiaries, (E) none of the Issuers or their Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of
          ------
any of the Issuers or their Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common
                                           ------------------
law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (u) Each of the Issuers carries insurance in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties.

          (v) Except as described in the Memorandum, no collective bargaining agreement exists with any of the Issuers' or their Subsidiaries' employees and, to the Issuers' knowledge, no such agreement is imminent. None of the Issuers or their Subsidiaries is involved in any labor dispute or disturbance which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect nor, to the knowledge of the Issuers, is any such dispute or disturbance threatened.

          (w) None of the Issuers is, or with the giving of notice or lapse of time or both would be, in violation of any covenant not to compete with any entity, which violation would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (x) Each of the Issuers and their Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as
                                           -----
defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which any of the Issuers or their Subsidiaries would have any liability; none of the Issuers or their Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); none of the Issuers or their
                                 ----
Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA, to which it makes or ever has made a contribution and in which any employee of it is or has ever been a participant; and each "pension plan" for which the Issuers would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (y) Each of the Issuers and their Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (z) None of the Issuers or their Subsidiaries is or, upon the consummation of the Transactions, will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (aa) The Notes, the Exchange Notes, the Guarantees, the Indenture, the Registration Rights Agreement and this Agreement conform in all material respects to the descriptions thereof in the Final Memorandum.

          (bb) No holder of securities of the Issuers will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (cc) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of each of the Issuers (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuers (on a consolidated basis) is, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the Transactions, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (including identified contingent liabilities) as they mature or (c) otherwise insolvent.

          (dd) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act), which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (ee) No securities of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ff) None of the Issuers or their Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

          Any certificate signed by any officer of the Issuers and delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a joint and several representation and warranty by the Issuers to the Initial Purchaser as to the matters covered thereby.

          3.   Purchase, Sale and Delivery of the Notes.  On the basis of the
               ----------------------------------------
representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, the principal amounts of Notes set forth opposite the name of such Initial Purchaser on Schedule I hereto at a purchase price equal to
97.0% of their principal amount.  One or more certificates in definitive form for the Securities that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661 at 10:00 A.M., New York time, on May 5, 1998, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuers will make such
                           ------------
certificate or certificates for the Notes available for checking and packaging by the Initial Purchaser at the offices of the Initial Purchaser in New York, New York, or at such other place as the Initial Purchaser may designate, at least 24 hours prior to the Closing Date.

          4.   Offering by the Initial Purchaser. The Initial Purchaser proposes
               ---------------------------------
to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

          5.   Covenants of the Issuers.  The Issuers covenant and agree with
               ------------------------
the Initial Purchaser that:

          (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent. The Issuers shall, promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

          (b) The Issuers shall cooperate with the Initial Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and shall continue such qualifications in effect for so long as may be necessary to complete the resale of the Securities; provided, however,
                                                           --------  -------
that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchaser of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers shall promptly notify the Initial Purchaser thereof and shall prepare, at their own expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Issuers shall, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

          (e) The Issuers shall apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Securities remain outstanding, the Issuers shall furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the

Issuers with the Commission or any national securities exchange on which any class of securities of the Issuers may be listed.

          (g) Prior to the Closing Date, the Issuers shall furnish to the Initial Purchaser, as soon as they have been prepared by the Company and are available, a copy of any unaudited interim consolidated financial statements of the Issuers for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) Neither the Issuers nor any of their respective Affiliates shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (i) Except as required by the terms of the Registrations Rights Agreement, none of the Issuers shall engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding, the Issuers shall make available at their expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Issuers shall use their best efforts (i) to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) to permit the Notes to be eligible for
             -------------
clearance and settlement through The Depository Trust Company.

          (l) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

          (m) Prior to the consummation of the Exchange Offer or the effectiveness of an applicable Shelf Registration Statement

(as such terms are defined in the Registration Rights Agreement) if, in the reasonable judgment of the Initial Purchaser, the Initial Purchaser or any of its Affiliates is required to deliver a Memorandum in connection with sales of, or market making activities with respect to, the Securities, (A) to periodically amend or supplement the Memorandum so that the information contained in the Memorandum complies with the requirements of Rule 144A of the Act, (B) to amend or supplement the Memorandum when necessary to reflect any material changes in the information provided therein so that the Memorandum will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the Memorandum is so delivered, not misleading and (C) to provide the Initial Purchaser with copies of each such amended or supplemented Memorandum, as the Initial Purchaser may reasonably request. The Issuers hereby expressly acknowledge that the indemnification and contribution provisions of Section 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5(m).

          (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (o) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Notes other than the Memorandum.

          6.   Expenses.  The Issuers jointly and severally agree to pay all
               --------
costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of counsel,

(viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers, jointly and severally, agree to promptly reimburse the Initial Purchaser upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Willkie Farr & Gallagher, counsel for the Initial Purchaser) that shall have been reasonably incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

          7.   Conditions of the Initial Purchaser's Obligations. The obligation
               -------------------------------------------------
of the Initial Purchaser to purchase and pay for the Notes shall, in its sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Katten Muchin & Zavis, counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect that:

                    (i) Each of the Issuers is duly incorporated (or in the case of a limited partnership or limited liability company, duly formed), validly existing and in good standing under the laws of its jurisdiction of incorporation (or formation) and has all requisite corporate (or partnership or limited liability company) power and authority to own its properties and to conduct its business as described in the Final Memorandum. Each of the Issuers is duly qualified to do business as a foreign corporation (or limited partnership or limited liability company) in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (ii) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company will have been duly authorized and validly issued, fully paid and nonassessable.

                    (iii) Based solely upon a review of the stock (or securities) transfer ledger, which was certified to us as true, correct and complete, and copies of the applicable certificates, all of the shares of capital stock of, or other securities evidencing equity ownership interests in, each Subsidiary of the Company purported to be owned by the Company or its Subsidiaries in the Final Memorandum are owned by the Company, or a Subsidiary of the Company. All of such issued and outstanding shares of capital stock of, or other securities evidencing equity ownership interests in, each Subsidiary of the Company (A) have been duly and validly authorized and issued, (B) are fully paid and non-assessable, (C) have not been issued in violation of any preemptive or, to such counsel's knowledge, similar rights and, (D) to such counsel's knowledge, after a review of the stock (or securities) transfer ledger, which was certified to such counsel as true, correct and complete, and copies of the applicable certificates are owned free and clear of any lien, except for liens securing obligations under the Credit Facility and liens for taxes not yet due and payable.

                    (iv) Except as set forth in the Final Memorandum (A) there are no options, warrants or other rights to purchase from any of the Issuers shares of capital stock or ownership interests in any of the Issuers, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in any of the Issuers are or will be outstanding and (C) no holder of securities of any of the Issuers is or will be entitled to have such securities registered under a registration statement filed by the Issuers pursuant to the Registration Rights Agreement.

                    (v) Each of the Issuers has all requisite corporate (or partnership or limited liability company) power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes, the Private Exchange Notes and the Guarantees; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes the valid and legally binding agreement of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law).

                    (vi) The Notes and the Guarantees are in the form contemplated by the Indenture. The Notes and the Guarantees have been duly and validly authorized by the applicable Issuers and, when duly executed and delivered by the applicable Issuers and paid for by the Initial Purchaser in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the applicable Issuers, entitled to the benefits of the Indenture, and enforceable against each of the applicable Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law).

                    (vii) The Exchange Notes, the Private Exchange Notes and the Guarantees thereof have been duly and validly authorized by the applicable Issuers, and when the Exchange Notes, the Private Exchange Notes and the Guarantees thereof have been duly executed and delivered by the applicable Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against each of the applicable Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law).

                    (viii) Each of the Issuers has all requisite corporate (or partnership or limited liability company) power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Issuers (assuming due authorization, execution and delivery thereof by the Initial Purchaser), and constitutes the valid and legally binding agreement of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a court of equity or law) and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                    (ix) Each of the Issuers has all requisite corporate (or partnership) power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized, executed and delivered by the Issuers.

                    (x) The Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

                    (xi) To the knowledge of such counsel, except as disclosed in the Final Memorandum, no legal or governmental proceedings are pending or threatened to which any of the Issuers or any of their Subsidiaries is a party or to which the property or assets of any of the Issuers or any of their Subsidiaries is subject which, if determined adversely to any of the Issuers or any of their Subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

                    (xii) To the knowledge of such counsel, none of the Issuers is (i) in violation of its certificate or articles of incorporation or bylaws (or limited partnership agreement or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract described in the Memorandum or otherwise known to such counsel, except for any such breach, default, violation or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (xiii) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract described in the Memorandum or otherwise known to such counsel to which any of the Issuers or their Subsidiaries is a party, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the certificate or articles of incorporation or bylaws (or limited partnership agreement or similar organizational document) of any of the Issuers, or (iii) (assuming compliance with all applicable state securities or

          "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation described in the Memorandum or otherwise known to such counsel to be applicable to any of the Issuers, their Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (xiv) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Issuers of the Securities to the Initial Purchaser or the consummation by the Issuers of the other transactions contemplated hereby, except such (a) as may be required under Blue Sky laws, as to which such counsel need express no opinion, (b) as may be required from the Commission in connection with the transactions contemplated by the Registration Rights Agreement and (c) as have previously been obtained.

                    (xv) To the knowledge of such counsel, each of the Issuers and their Subsidiaries has obtained all Permits necessary to conduct the businesses now or proposed to be conducted by it as described in the Final Memorandum, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the knowledge of such counsel, each of the Issuers and their Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit.

                    (xvi) To the knowledge of such counsel, the Issuers and their Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and the Issuers have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

                    (xvii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against any of the Issuers, their Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                    (xviii) None of the Issuers is, nor immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                    (xix) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchaser as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchaser in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are Qualified Institutional Buyers or Accredited Investors or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchaser's representations in Section 8 and those of the Issuers contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchaser and the initial resale thereof and (iii) the due performance by the Initial Purchaser of the agreements set forth in Section 8 hereof.

                    (xx) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                    (xxi) The statements under the captions "Risk Factors-- Reliance on Third Party Reimbursement," "Risk Factors--Extensive Government Regulation," "Use of Proceeds," "Business--Dialysis Industry Overview" (last paragraph only), "Business--Sources of Revenue Reimbursement," "Business--Regulatory Matters," "Management-- Employment Agreements," "Management--Voting Agreements," "Certain Relationships and Related Transactions," "Description of Credit Facility," "Description of Notes," "Exchange Offer; Registration Rights," and "Certain Federal Income Tax Considerations" in the Final Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein (to such counsel's knowledge with respect to factual matters) are correct in all material respects.

                    (xxii) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Issuer that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                    (xxiii) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date, and each amendment or supplement thereto, as of its date (except for the financial statement and the notes thereto and schedules and other financial, statistical and accounting data included therein, as to which no opinion need be expressed), complied as to form in all material respects with the requirements of Rule 144A(d)(4) of the Act.

          At the time the foregoing opinion is delivered, Katten Muchin & Zavis shall additionally state that it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(x) and (xxi)), no facts have come to their attention which lead them to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data included in the Final Memorandum). The opinion of Katten Muchin & Zavis described in this Section shall be rendered to the Initial Purchaser at the request of the Issuers and shall so state therein.

          Such counsel is licensed to practice law in the State of Illinois and will express no opinion as to any laws other than the internal laws of the State of Illinois, the General Corporation Laws of the State of Delaware, the Laws of the State of New York, and the federal laws of the United States. The opinions required by this Section 7(a) may be subject to such exceptions and qualifications as you and your counsel deem reasonable.

          (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Willkie Farr & Gallagher, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably request. In rendering such opinion, Willkie Farr & Gallagher shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchaser shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchaser.

          (d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the officers of the Issuers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect.

          (e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Issuers shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect.

          (g) The Initial Purchaser shall have received a certificate of the Issuers, dated the Closing Date, signed on behalf of each of the Issuers by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, or other executive officers (as defined in the Exchange Act) to the effect that:

                    (i) The representations and warranties of the Issuers contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and each of the Issuers has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                    (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably expected to have a Material Adverse Effect; and

                    (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (h) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Issuers and such agreement shall be in full force and effect.

          (i) The Indenture shall have been duly executed and delivered by the Issuers and the Trustee, and the Securities shall have been duly executed and delivered by the Issuers and duly authenticated by the Trustee.

          (j) The Initial Purchaser shall have received a true and correct copy of the Credit Facility, copies of which have previously been provided to the Initial Purchaser by the Company, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Credit Facility, and there shall exist as of the date hereof and on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the application of the proceeds received by the Issuers) no condition that would constitute a Default or an Event of Default (each as defined in the Credit Facility) under the Credit Facility.

          On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers as they shall have theretofore reasonably requested.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Issuers shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

          8.  Offering of Notes; Restrictions on Transfer. (a)  The Initial
              -------------------------------------------
Purchaser represents and warrants that it is a QIB. The Initial Purchaser agrees that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Appendix A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other
               ------------------
professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided,
                                                                --------
however, that, in the case of this clause (B), in purchasing such Notes such
-------
foreign purchasers are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) The Initial Purchaser represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

          9.  Indemnification and Contribution.  (a)  The Issuers, jointly and
              --------------------------------
severally, agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, or based upon written information furnished by or on behalf of any of the Issuers filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof (each an "Application"); or
                                            -----------

               (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not, in light of the circumstances under which they were made, misleading, and shall reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers shall not be
                                    --------  -------
liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Issuers by the Initial Purchaser specifically for use therein; provided further, however, that the
                                        -------- -------  -------
Issuers shall not be liable to any Initial Purchaser or any controlling person of such Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, if a copy of the Offering Memorandum (as then amended or supplemented if the Issuers shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, at or prior to the written confirmation of the sale of the Notes, and the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld, unless (i) such settlement is entered into more than 30 days after receipt by the Issuers of a request for indemnification and (ii) the Issuers shall not have reimbursed the Initial Purchaser in accordance with such request prior to the date of such settlement or, if the Issuers in good faith dispute the amount of such reimbursement due to the Initial Purchaser and the Issuers shall have failed to provide the Initial Purchaser with reasonable security for payment of such disputed amounts.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers, their directors, officers, employees, agents and representatives and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer, employee, agent, representative or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information, furnished to the Issuers by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer, employee, agent, representative or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement either (i) both (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding, and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser, or both
(ii) (A) such settlement is entered into more than 30 days after receipt by the Initial Purchaser of a request for indemnification and (B) the Initial Purchaser shall not have reimbursed the Issuers in accordance with such request prior to the date of such settlement or, if the Initial Purchaser in good faith disputes the amount of such reimbursement due o the Issuers and the Initial Purchaser shall have failed to provide the Issuers with reasonable security for payment of such disputed amounts.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying
--------  -------
party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, except as otherwise expressly provided in the last sentence of Section 9(a) or 9(b), the indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld).

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuers, each officer, employee, agent or representative of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

          10.  Survival Clause.  The respective representations, warranties,
               ---------------
agreements, covenants, indemnities and other statements of the Issuers, their officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 15 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11.  Termination. (a) This Agreement may be terminated in the sole
               -----------
discretion of the Initial Purchaser by notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

               (i) any of the Issuers or their Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of any of the Issuers), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

                    (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12.  Information Supplied by the Initial Purchaser.  The statements
               ---------------------------------------------
set forth in the last paragraph on the front cover page and in the last two sentences of the third paragraph, the second and third sentence of the fifth paragraph, and the sixth and seventh paragraphs under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

          13.  Notices.  All communications hereunder shall be in writing and,
               -------
if sent to the Initial Purchaser, shall be mailed or delivered to BT Alex. Brown Incorporated, Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, with a copy to: Willkie Farr & Gallagher, 757 Seventh Avenue, New York, New York; or if sent to the Issuers, shall be mailed or delivered to them at 101 North Scoville, Oak Park, Illinois 60302: Chief Financial Officer, with a copy to Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661 Attention: Alan M. Berry, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14.  Successors.  This Agreement shall inure to the benefit of and be
               ----------
binding upon the Initial Purchaser and the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this

Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers, agents, representatives and employees and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

          15.  APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS
               --------------
AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO IRREVOCABLY
               --------------------
WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

          17.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Subsidiary Guarantors and the Initial Purchaser.

                                    Very truly yours,


                                    EVEREST HEALTHCARE SERVICES CORPORATION

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    AMARILLO ACUTE DIALYSIS SPECIALISTS, L.L.C.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    CON-MED SUPPLY COMPANY, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    CONTINENTAL HEALTH CARE, LTD.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    DIALYSIS SPECIALISTS OF CORPUS CHRISTI,
                                    L.L.C.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    DIALYSIS SPECIALISTS OF SOUTH TEXAS, L.L.C.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    DUPAGE DIALYSIS LTD.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    EVEREST MANAGEMENT, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    HEMO DIALYSIS OF AMARILLO L.L.C.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    HOME DIALYSIS OF AMERICA, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    HOME DIALYSIS OF DAYTON, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    LAKE AVENUE DIALYSIS CENTER, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    MERCY DIALYSIS CENTER, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    NEW YORK DIALYSIS MANAGEMENT, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    NORTH BUCKNER DIALYSIS CENTER, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    NORTHWEST INDIANA DIALYSIS, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    OHIO VALLEY DIALYSIS CENTER, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

                                    WSKC DIALYSIS SERVICES, INC.

                                    By: /s/ CRAIG W. MOORE
                                       ------------------------
                                       Name:  Craig W. Moore
                                       Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT ALEX. BROWN INCORPORATED,
as Initial Purchaser



By: /s/ STANLEY B. BLAYLOCK
   -----------------------------
   Name:  Stanley B. Blaylock
   Title:

                                  SCHEDULE I


                               Principal Amount
                                   of Notes
         Underwriter           To Be Purchased
         -----------           ----------------
BT Alex. Brown Incorporated        $100,000,000
                                   ------------
  Total......................      $100,000,000
                                   ------------

                                      40